Exhibit 10.1

Commercial Lease Agreement

THIS LEASE (this “Lease”) dated this 12 day of April, 2018

BETWEEN

Margherita LaRussa

Address: 66-85 73rd Place Middle Village New York 11379

(The “Landlord”)

OF THE FIRST PART

-AND-

Dai

The Praetorian Group, Inc

Address:

(The “Tenant”)

OF THE SECOND PART

IN CONSIDERATION OF the Landlord leasing entire premises to the Tenant, the Tenant leasing those premises from the Landlord and the mutual benefits and obligations set forth in this Lease, the receipt and sufficiency of which consideration is hereby acknowledged, the parties of this Lease agree as follows:

Basic Terms

I. The following basic terms are hereby approved by the parties and each reference in this Lease to any of the basic terms will be constructed to include the provisions set forth below as well as all of the additional terms and conditions of the applicable sections of this Lease where such basic terms are more fully set forth:

a.       Landlord: Margherita LaRussa

b.       Address of Landlord: 66-85 73rd Place Middle Village New York 11379

c.       Tenant: The Praetorian Group Inc.

          Tax ID #____

d.       Address of Tenant: 66-85 73rd Place, Second Floor (center), Middle Village New York 11379

e.       Operating Name of Tenant: The Praetorian Group, Inc.

f.       Term of Lease: The term of the Lease is for 5 years

g.       Commencement Date of Lease: April 1, 2018

h.       Base Rent: $1,000.00 per month, with increases as set forth in paragraph 15 below herein.

i.        Permitted Use of Premises: Digital Technology &. Real Estate
j.        Advance rent: N/A

k.       Security/Damage Deposit: $1,000.00 (1 month rent)

Definitions

2.     When used in this Lease, the following expressions will have the meaning indicated:

a.       “Additional Rent” means all amounts payable by the Tenant under this Lease except Base Rent, Whether or not specifically designated as Additional Rent elsewhere in this Lease;

b.       “Building” means all buildings, improvements, equipment, fixtures, property and facilities from time to time located at 66-85 73rd Place, Second Floor (center), Middle Village New York 11379, as from time to time altered, expanded or reduced by the Landlord in its sole discretion;

c.            “Common Areas and Facilities” mean:

(i.)      those portion of the Building areas, buildings, improvement, facilities, utilities, equipment and installations in or forming part of the Building which from time to time are not designated or intended by the Landlord to be leased to tenants of the Building including, without limitation, exterior weather walls, roofs, entrances and exits, parking areas, driveways, loading docks and area, storage mechanical and electrical rooms, areas above and below leasable premises and not included within leasable premises, security alarm equipment, grassed and landscaped areas, retaining walls and maintenance, cleaning and operating equipment serving the Building; and

(ii).      those lands, areas buildings, improvements, facilities, utilities, equipment and installations which serve or are for the useful benefit of the Building, the tenants of the Building of the Landlord and those having designated from time to time by the Landlord as part of the Common Areas and Facilities;

d.            “Leasable Area” means with respect to any rentable premises, the area expressed in square feet of all floor space including floor space of mezzanines, if any, determined, calculated and certified by the Landlord and measured from the exterior face of all exterior walls, doors and windows, including walls, doors and windows separating the rentable premises from adjoining rentable premises. There will be no deduction or exclusion for any space occupied by or used for columns, ducts or other structural elements;

e.           “Premises:”- means 66-85 73rd Place, Second Floor (center), Middle Village, New York 11379

Intent of Lease

3.     It is the intent of this Lease and agreed to by the parties to this Lease that this Lease will be a Net lease to the landlord such that, only an increase in tax in any way related to the Premises, to the operation of the Building, and to the Tenant’s share of Operating Costs will be borne by the Tenant for its own account and without any variation, set off or deduction whatsoever, save as specifically provided in this Lease to the contrary. Tenant shall and will be held responsible for the heat, electric, insurance, water, maintenance, general upkeep and repair and any other expenses they may have.

Lease Premises

4.     The Landlord agrees to rent to the Tenant the Premises for only the permitted use (the “Permitted Use”) of digital technology development and real estate.

5.     The Landlord reserves the right in its reasonable discretion to alter, reconstruct, expand, withdraw from or add to the Building from time to time. In the exercise of those rights, the Landlord undertakes to use reasonable efforts to minimize any interference with the visibility of the Premises and to use reasonable efforts to ensure that direct entrance to and exit from the Premises is maintained.

6.     The landlord reserves the right for itself and for all persons authorized by it, to erect, use and maintain wires, mains, pipes and conduits and other means of distributing services in and through the Premises, and at all reasonable times to enter upon the Premises for the purpose of installation, maintenance or repair, and such entry will not be an interference with the Tenant’s possession under this Lease.

7.     The Landlord reserves the right, when necessary by reason of accident or in order to make repairs, alterations or improvements relating to the Building to cause temporary obstruction to the Common Areas and Facilities as reasonably necessary and to interrupt or suspend the supply of electricity, water and other services to the Premises until the repairs, alterations or improvements have been completed. There will be no abatement in rent because of such obstruction, interruption or suspension provided that the repairs, alterations or improvements are made expeditiously as is reasonably possible.

8.     Subject to this Lease, the Tenant and its employees, customers and invitees will have the non-exclusive right to use for their proper and intended purpose during business hours in common with all other entitled thereto those parts of the Common Areas and Facilities from time to time permitted by the Landlord. The Common Areas and Facilities and the Building will at all times be subject to the exclusive control and management of the Landlord. The Landlord will operate and maintain the Common Areas and Facilities and the Building in such manner as the Landlord determines from time to time.

Term

9.     The term of the Lease is for 5 years to commence at 12:00 noon on April 1 2018.

10.    The tenant shall be permitted to utilize the premises upon execution of the lease agreement and payment of the security deposit at no cost to the tenant through April 1, 2018.

Rent

12.   Subject to the provisions of this Lease, the Tenant will pay a base rent (the “Base Rent”) of $1,000.00 per month for the Premises, for the first year. Thereafter rent shall increase 3% per year commencing on March 31, 2019 of each year for each of the four (4) years thereafter.

13.   The tenant shall make the rent payment each month on or before the 5th mailed to the landlord at 66-85 73rd Place, Middle Village New York 11379, or at such other place as the Landlord may later designate.

14.   The Base Rent for the Premises will increase over the Term of the Lease as follows:

15.   Rent will increase 3% per year in year 2 and every year thereafter for the length of the lease.

16.   Rent Schedule:

April 1, 2018 through March 31, 2019 rent payment is $1,000.00 per month

April 1, 2019 through March 31, 2020 rent payment is $1,030.00 per month

April 1, 2020 through March 31, 2021 rent payment is $1,060.90 per month

April 1, 2021 through March 31, 2022 rent payment is $1,092.72 per month

April 1, 2022 through March 31, 2023 rent payment is $1,125.50 per month

The Tenant will be charged an addition amount of $100.00 (One Hundred Dollars) a month per day of any rent that is received seven days after the due date.

17.   In the event that this Lease commences, expires or is terminated before the end of the period for which any item of Additional Rent or Base Rent would otherwise be payable or other than at the commencement or end of a calendar month, such amounts payable by the Tenant will be apportioned and adjusted pro rata on the basis of a thirty (30) day month in order to calculate the amount payable for such an irregular period.

Use and Occupation

18.   The Tenant will use and occupy the Premises only for the Permitted Used and for no other purpose whatsoever. The Tenant will carry on business under the name of The Praetorian Group, Inc., and will not change such name without the prior written consent of the Landlord, such consent not to be unreasonably withheld. The Tenant will open the whole of the Premises for business fully fixtured, stocked and staffed on the date of commencement of the term and throughout the term, will continuously occupy and utilize the entire Premises in the active conduct of its business in a reputable manner on such days and during such hours of business as may be determined from time to time by the landlord.

19.   The Tenant convents that the Tenant will carry on and conduct its business from time to time carried upon the Premises in such manner as to comply with all statues, bylaw, rules and regulation of any federal provincial, municipal or other competent authority and will not do anything on or in the Premises in contravention of any item.

Security Deposit

20.   Upon execution of this Lease, The Tenant will place with the Landlord a security deposit equal to the amount of $1,000.00 (the “Security Deposit”) to be held by the Landlord without interest. The Landlord will return the Security Deposit to the Tenant at the end of this Tenancy, less such deductions as provided in this Lease and any deductions for damage other than reasonable wear and tear.

21.   The Tenant may not use the Security Deposit as payment for the Rent.

Quite Enjoyment

22.   The Landlord covenants that on paying the Rent and performing the covenants contained in this Lease, the Tenant will peacefully and quietly have, hold and enjoy the Premises for the agreed term. The tenant agrees to sound proof the premises and pay all costs associated with soundproofing. Tenant further agrees that between the hours of 10 p.m. to 6 a.m. shall be deemed a period where there is no excessive or loud noise allowed on the premises.

Default

23.   If the Tenant is in default in the payment of any money, whether hereby expressly reserved or deemed as rent, or any part of the rent, the Tenant shall immediately surrender the premises to the landlord and return the keys for same. If the Tenant does not surrender the property and return the keys and such default continues for 15 days following any specific due date on which the Tenant was to make a payment, or in the Absence of such specific due date, for the 15 days following written notice by the landlord requiring the Tenant to pay the same, then, at the option of the Landlord, this Lease may be terminated upon 5 days notice and the term and any security deposit held hereunder will then immediately become forfeited and void, and the Landlord may without further notice or any form of legal possession immediately reenter the Premises or any part of the Premises and repossess and enjoy the same as of its former state, anything contained in this Lease or in any statute or law to the contrary notwithstanding.

24.   Unless otherwise provided for in this Lease, if the Tenant does not observe, perform and keep each and every of the nonmonetary covenants, agreements, stipulations, obligations, conditions and other provisions of this Lease to be observed, preformed and kept y the Tenant, and persists in such default, after 15 days following written notice from the Landlord requiring that the Tenant remedy, correct or comply, or, in the case of such default which would reasonably require more than 15 days to rectify, unless the Tenant commences rectification within the said 15 notice period and thereafter promptly and diligently and continuously proceeds with the rectification of any such defaults then, at the option of the Landlord, this Lease may be terminated upon 15 days notice and then the term will then immediately become forfeited and void, and the Landlord may without further notice or any form of legal process immediately reenter the Premises or any part of the Premises and in the name of the whole repossess and enjoy the same as of its former state anything contained in this Leases or in any statute or law to the contrary notwithstanding.

25.   If and whenever:

a.      The Tenant’s leasehold interest hereunder, or any goods, chattels or equipment of the Tenant located in the Premises will be taken or seized in execution or attachment, or if any writ of execution will issue against the Tenant or the Tenant will become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any legislation that may be in force for bankrupt or become involved in voluntary or involuntary winding up, dissolution or liquidation proceeding, or if a receiver will be appointed for the affairs, business, property or revenues of the Tenant: or

b.      The Tenant fails to commence, diligently pursue and complete the Tenant’s Work to be performed under any agreement to lease pertaining to the Premises or vacate or abandon the Premises, or fail or cease to operate or otherwise cease to conduct business form the Premises, or use or permit or suffer the use of the Premises for any purpose other than as permitted herein, or make a bulk sale of its goods and assets which has not been consented to by the Landlord, or move or commence, attempt or threaten to move its goods, chattels and equipment out of the Premises other then in the routine course of its business;

or then, and in each such case, at the option of the Landlord, this Lease may be terminated without notice and the term will then immediately become forfeited and void, and the Landlord may without notice or any form of legal process immediately reenter the Premises or any part of the Premises and in the name of the whole reposes and enjoy the same as of it former state anything contained in this Lease or in any stature or law to the contrary notwithstanding.

In the event that the landlord has terminated the Lease pursuant to this section, on the expiration of the time fixed in the notice, if any, this Lease and the right, title, and interest of the Tenant under this Lease will terminate in the same manner and with the same force and effect, except as to the Tenant’s liability, as if the date fixed in the notice of cancellation and termination were the end of the Lease.

Over holding

26.   If the tenant continues to occupy the Premises with the written consent of the Landlord after the expiration or other termination of the term, then, without any further written agreement, the Tenant will be a month-to-month tenant at a minimum monthly rental equal to twice the base rent and subject always to all of the other provisions of this Lease insofar as the same are applicable to a month-to-month tenancy and a tenancy from year to year will no be created by implication of law.

27.   If the tenant continues to occupy the Premise without the written consent of the Landlord at the expiration or other termination of the term, then the Tenant will be a tenant at will and pay to the Landlord, as liquidation damages, and not as rent, an amount equal to twice the Base Rent plus any Additional Rent during the period of such occupancy, accruing from day to day and adjusted pro rata accordingly, and subject always to all the other provisions of this Lease insofar as they are applicable to a tendency at will and a tenancy from month to month or from year to year will not be created by implication of law; provided that nothing herein contained will preclude the Landlord from taking action for recovery of possession of the Premises.

Additional Rights on Reentry

28.   If the Landlord reenters the Premises or terminates this Lease then:

a.      Notwithstanding any such termination or the term thereby becoming forfeited and void, the provisions of this Lease relating to the consequences of the termination will survive;

b.    The Landlord may use such reasonable force as it may deem necessary for the purpose of gaining admittance to and retaking possession of the Premise and the Tenant hereby releases the Landlord from all action, proceeding, claims and demands whatsoever to and in respect of any such forcible entry or any loss of damage in connection therewith or consequential thereupon;

c.    The Landlord may expel and remove, forcibly, if necessary, the Tenant, those claiming under the Tenant and their effects, as allowed by law, without being taken or deemed to be guilty of any manner of trespass;

d.    In the event that the Landlord has removed the property of the Tenant, the landlord may store as much property in a public warehouse or at a place selected by the landlord, at the expense of the tenant, however, if the landlord feels it is not worth storing such property, then the Landlord may dispose of such property in its sole discretion and use such funds, if any are recovered towards an indebtedness of the tenant to the landlord. The landlord will not be responsible to the Tenant for the disposal of such property other than to provide any balance the proceeds to the Tenant after paying any storage costs and any amounts owned by the Tenant to the Landlord.

e.     The Landlord may relet the Premises or any part of the Premises from a term or terms which may be less or greater than the balance of the term of this less remaining and may grant reasonable concession in connection with such reletting including any alterations and improvements of the Premises; and

f.     After reentry, the landlord may procure the appointment of a receiver to take possession and collect rent and profits of the business of the tenant, and, if necessary to collect the rent and profits the receiver may carry on the business of the tenant and take possession of the personal property used in the business of the Tenant, including inventory, trade fixtures, furnishings, and use them in the business without compensating the Tenant;

g.     After reentry, the landlord may terminate the Lease on giving 15 days written notice of termination to the Tenant. Without this notice, reentry of the Premises by the landlord or its agents will not terminate this lease;

h.    The tenant will pay the landlord on demand:

(i.)      All rent, Additional Rent and other amounts payable under this Lease up to the time of reentry or termination, whichever is later.

(ii.)     Reasonable expenses as the Landlord incurs or has incurred in connection with the reentering, terminating, reletting, collecting sums due or payable by the tenant, realizing upon assets seized; including without limitation, brokerage, fees and expenses and legal fees and disbursements and the expenses of keeping the premises in good order, repairing the same and preparing them for reletting; and

(iii.)    As liquidated damages for the loss of rent and other income of the landlord expected to be derived from this lease during the periods which would have constituted the unexpired portion of the term had it not been terminated, at the option of the Landlord, either:

1.       An amount determined by reducing to present worth at an assumed interest rate of twelve percent (12%) per annum all Base Rent and estimated Additional Rent to become payable during the period which would have constituted the unexpired portion of the term, such determination to be made by the landlord, who may make reasonable in the circumstances; or

2.       An amount equal to the Base Rent and estimated Additional Rent for a Period of six (6) months.

29.   At all reasonable times during the term of this Lease and any Renewal of this Lease, the Landlord and its agent may enter the Premises to make inspections or repairs, or to show the Premises to prospective tenants or purchasers upon 24 hours notice to the Tenant.

Renewal of Lease

30.   Upon giving written notice not later then 60 days before the expiration of the term of the Lease, The Tenant may request of renewal with the landlord. Landlord reserves the right to approve or decline the renewal request.

Tenant improvements

31.   The tenant will obtain written permission from the landlord before doing any of the following:

c.       Removing or adding walls, or performing any structural alterations;

d.       Changing the amounts of heat or power normally used on the premise as well as installing additional electrical wiring or heating units;

e.       Placing or exposing or allowing to be placed or exposed anywhere inside or outside the Premises any placard, notice or sign for advertising or any other purpose: or

f.       Affixing to or erecting upon or near the Premises any radio or TV antenna or tower.

Signs

32.   The Tenant may erect, install and maintain a sign of any kind and size in a location, all in accordance with the Landlord’s design criteria for the Building and as first approved in writing by the Landlord. All other signs, as well as the advertising practices of the Tenant, will comply with all applicable rules and regulation of the Landlord. The tenant will not erect, install or maintain any signs other than in accordance with this section. Tenant shall be required to follow New York State Law regarding signs on buildings.

Tenant’s insurance

33.   The tenant will, during the whole of the term and during such other time as the Tenant occupies the Premises, take out and maintain the following insurance, at the Tenant’s sole expense, in such form as used by solvent insurance companies in the State of New York:

a.       Comprehensive general liability insurance against claims for bodily injury, including death, and property damage or loss arising out of the use or occupation of the Premise, or the Tenant and the Landlord so as to indemnify and protect both the tenant and the landlord and to contain a “cross liability” and “severability of interest” clause so that the landlord and the tenant may be insured in the same manner and to the same extent as if individual policies has been issued to each, and will be for the amount of not less then $2,000,000.00 combined single limit or such other amounts as may be reasonably required by the Landlord from time to time; such comprehensive general liability insurance will for the tenant’s benefit only include contractual liability insurance in a form and of a nature broad enough to insure the obligations imposed upon the Tenants under the terms of this lease.

b.        Owned automobile insurance with respect to all motor vehicles owned by the Tenant and operated in its business.

34.   The Tenant’s policies of insurance herein before referred to will contain the following:

a.       Provisions that the landlord is protected notwithstanding any act, neglect or misrepresentation of the Tenant which might otherwise result in the avoidance of claim under such policies will not be affected or invalidated by any act, omission or negligence of any third party which is not within the knowledge or control of the insured(s)

b.       Provisions that such policies and the coverage evidenced thereby will be primary and non contributing with respect to any policies carried by the Landlord and that any coverage carried by the Landlord will be excess coverage;

c.       All insurance referred to above will provide for waiver of the insurer’s rights of subrogation as against the Landlord; and

d.       Provisions that such policies of insurance will not be canceled without the insurer providing the Landlord thirty (30) days written notice stating when such cancellation will be effective.

35.   The tenant will further during the whole of the term maintain such other insurance in such amounts in such sums as the Landlord may reasonably determine from time to time. Evidence satisfactory to the Landlord shall be presented by the Tenant upon request.

36.   The tenant will not do, omit or permit to be done or omitted upon the Premise anything which will cause any rate or insurance upon the Building or any part of the Building to be increased or cause such insurance to be cancelled. If any such rate of insurance as previously mentioned, the Tenant will pay the Landlord the amount of the increase as Additional Rent. If any insurance policy upon the Building or any part of the Building is cancelled or threatened to be cancelled by reason of the use or occupancy by the Tenant or any such act or omission, the tenant will immediately deliver up possession of the Premises to the Landlord.

a.       The tenant will not at any time during the term of this Lease use, exercise, carry on or permit or suffer to be used, exercised, carried on, in our upon the Premises or any part of the Premises or any part of the Premises, any noxious, noise some or offensive act, trade business occupation or calling, and no act, matter or thing whatsoever will at any time during the said term be done in or upon the Premises, or any part Premises, which will or may be or grow to the annoyance, nuisance, grieve, damaged or disturbance of the occupiers or owners of the Building, or adjoining lands or premises.

Abandonment

If at any time during the term of this Lease, the tenant abandons the Premises or any part of the Premises, the landlord may at its option, enter the Premises by any means without being liable for any prosecution for such entering, and without becoming liable to the Tenant for damages or for any payment of any kind whatever, and may, at the landlord’s discretion, as agent for the tenant, relet the premises, or any part of the premises, for a whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such reletting, and at the landlord’s option hold the tenant liable for any difference between the rent that would have been payable under this lease during the balance of the unexpired term, if this lease had continued in force, and the net rent for such period realized by the landlord by means of the reletting. If the landlord’s right of reentry is exercised following abandonment of the premises by the Tenant, then the landlord may consider any personal property belonging to the Tenant and left on the Premise to also have been abandoned, in which case the landlord may dispose of all such personal property in any manner the landlord will deem proper and is relieved of all liability for doing so.

Subordination and Attornment

37.   This lease and the Tenant’s rights under this Lease will automatically be subordinated to any mortgage or mortgages, or encumbrance resulting form any other method of financing or refinancing, now on afterwards in force against the lands or building, as now or later constituted, and to all advances made afterwards made upon such security; and, upon the request of the landlord in order to confirm and evidence such subordination.

38.   The tenant will, in the event any proceeding are brought, whether in foreclosure or by way of the exercise of the power of sale or otherwise, under any other mortgage or other method of financing or refinancing made by the Landlord in respect of the Building, or any portion of the Building, attorn to the encumbrance upon any such foreclosure or sale and recognize such encumbrance as the Landlord under this Lease, but only if such encumbrance will so elect and require.

39.   Upon the written request of the Tenant, the Landlord agrees to request any mortgage or encumbrance of the Lands (present or future) to enter into a non-disturbance covenant in favor of the Tenant, whereby such mortgagee or encumbrance will agree not to disturb the Tenant in its possession and enjoyment of the Premises for so long as the Tenant is not in default under this Lease.

Registration and Caveat

40.   The tenant will not register this lease, provided, however, that:

a.       The Tenant may file a caveat respecting this lease but will not be entitled to attach this Lease, and in any event, will not file such caveat prior to the commencement date of the term. The caveat will not state the Base Rent or any other financial provisions contained in this Lease.

b.       If the Landlord’s permanent financing has not been fully advanced, the Tenant covenants and agrees not to file a caveat until such time as the Landlord’s permanent financing has been fully advanced.

Estoppels Certificate and Acknowledgement

41.   Whenever requested by the landlord, a mortgage or any other encumbrances holder or other third party having an interest in the Building, the Tenant will, within ten (10) days, of the request, execute and deliver an estoppels certificate or other form of certified acknowledgement as to the Commencement Date, status and the validity of this Lease, the state of the rental account for this Lease, any incurred defaults on the part of the Landlord alleged by the Tenant and such other information as may reasonably be required.

Sale by Landlord

42.   In the event of any sale, transfer or lease by the Landlord of the Building or any interest in the Building or portion of the Building containing the Premises or assignment by the Landlord of this Lease or any interest of the Landlord in the Lease to the extent that the purchaser, transferee, tenant or assignee assumes the covenants and obligations of the Landlord under this Lease, the Landlord will without further written agreement be freed and relieved of liability under such covenants and obligations. This Lease may be assigned by the Landlord to any mortgagee or encumbrances of the Building as security.

Tenants’ Indemnity

43.   The Tenant will and does hereby indemnify and save harmless the Landlord of and from all loss and damage and all actions, claims, costs, demands, expenses, fines, liabilities and suits of any nature whatsoever for which the Landlord will or may provision hereof or by reason of any builders’ or other liens for any work done or materials provided or services rendered for alterations, improvements or repairs, made by or on behalf of the Tenant to the Premises, or by reason of any injury occasioned to or suffered by any person or damage to any property, or by reason of any wrongful act or omission, default or negligence on the part of the Tenant or any of its agents, concessionaires, contractors, customers, employees, invitees or licensees in or about the Building.

44.   It is agreed between the Landlord and the Tenant that the Landlord will not be liable for any loss, injury, or damage to persons or property resulting from falling plaster, steam, electricity, water, rain, snow or dampness, or from any other cause except for the willful misconduct or negligence of the landlord.

45.   It is agreed between the Landlord and the Tenants, that the Landlord will not be liable for any loss or damage caused by acts or omissions of other tenants or occupants, their employees or agents or any persons not the employees or agents of the Landlord, or for any damage caused by the construction of any public or quasi-public works, and in no event will the Landlord be liable for any consequential or indirect damages suffered by the Tenant except for the willful misconduct or negligence of the landlord.

46.   It is agreed between the Landlord and the Tenant that the Landlord will not be liable for any loss, injury or damage caused to persons using the Common Areas and Facilities or to vehicles or their contents or any other property on them, or for any damage to property entrusted to its or their employees, or for the loss of any property by theft or otherwise, and all property kept or stored in the Premises will be at the sole risk of the Tenant except for the willful misconduct or negligence of the landlord..

Liens

47.   The Tenant will immediately upon demand by the Landlord remove or cause to be removed and afterwards institute and diligently prosecute any action pertinent to it, any builders’ or other lien or claim of lien noted or filed against or otherwise constituting an encumbrances on any title of the Landlord. Without limiting the foregoing obligations of the Tenant, the Landlord may cause the same to be removed, in which case the Tenant will pay to the Landlord as Additional Rent, such cost including the Landlord’s legal costs.

Attorney Fees

48.   In the event that any action is filed in relation to this Lease, the unsuccessful party in the action will pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable parry’s attorney fees.

Governing Low

49.   It is the intention of the parties to this Lease that the tenancy created by this Lease and the performance under this Lease, and all suits and special proceedings under this Lease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of New York, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

50.   If there is a conflict between any provision of this Lease and the applicable legislation of the State of New York, (the “Act”), the Act will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Lease.

51.  If there is a conflict between any provision of this Lease and any form of lease prescribed by the Act, that prescribed form will prevail and such provisions of the lease will be amended or deleted as necessary in order to comply with that prescribed form. Further, any provisions that are required by that prescribed form are incorporated into this Lease.

Amendment of Lease

52.   Any amendment or modification of this Lease or additional obligation assumed by either party in connection with this Lease will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Assignment and Subletting

53.   The Tenant may not assign this lease to any company, entity, individual or any party will not assign this Lease without the Landlords written approval. Tenant is not allowed to sublet any portion of the property subject without the Landlords approval which will not be unreasonably withheld. An assignment without written approval will be void and will, at Landlord’s option, terminate this Lease.

Additional Provisions

54.   Landlord reserves the right to perform renovations and/or enlargements to the building which may or may not temporarily inconvenience the tenant. In the event that egress or ingress space is required through tenants rented space, the space used will be replaced by space in enlarged portion of building.

55.   Landlord reserves the right to utilize a portion of rented space for structural improvements required to support additional structures above.

Damage to Premises

56.   If the Premises, or any part of the Premises, will be partially damaged by fire or other casualty not due to the Tenant’s negligence or willful act or that of the Tenant’s employee, family, agent, or visitor, the Premises will be promptly repaired by the Landlord and there will be an abatement of rent corresponding with the time during which, and the Tenant’s negligence or willful act or that of the Tenant’s employee, family, agent, or visitor to the extent that the Landlord will decide not to rebuild or repair, the term of this Lease will end and the Rent will be operated up to the time of the damage.

Eminent Domain and Expropriation

57.   If during the term of this Lease, title is taken to the whole or any part of the Building by any competent authority under the power of eminent domain or by expropriation, which taking, in the reasonable opinion of the Landlord, does not leave a sufficient remainder to constitute an economically viable building, the Landlord may at its option, terminate this Lease on the date possession is taken by or on behalf of such authority. Upon such termination, the Tenant will immediately deliver up possession of the Premises, Base Rent and any Additional Rent will be payable up to the date of such termination, and the Tenant will be entitled to be repaid by the Landlord any rent paid in advantage and unearned or an appropriate portion of that rent. In the event of any such taking, the Tenant will have no claim upon the Landlord for the value of its property or the unexpired portion of the term of this Lease, but the parties will each be entitled to separately advance their claims for compensation for the loss of their respective interests and to receive and retain such compensation as may be awarded to each respectively, If an award of compensation made to the Landlord specifically includes an award for the Tenant, the Landlord will account for that award to the Tenant and vice versa.

Condemnation

58.   A condemnation of the Building or any portion of the Premises will result in termination of this Lease. The Landlord will receive the total of any consequential damages awarded as a result of the condemnation proceedings. All future rent installments to be paid by the Tenant under this Lease will be terminated.

Tenant’s Repairs and Alterations

59.   The Tenant covenants with the Landlord to occupy the Premises in a tenant-like manner and not to permit waste. The Tenant will at all times and at its sole expense, subject to the Landlord’s repair, maintain and keep the Premises, reasonable wear and tear, damage by fire, lightning tempest, structural repairs, and repairs necessitated form hazards and perils against which the Landlord is required to insure excepted. Without limiting the generality of the foregoing, the Tenant will keep, repair, replace and maintain all glass, wiring, pipes and mechanical apparatus in, upon serving the Premises in good and tenantable repair at its sole expense. When it becomes (or, acting reasonably, should have become) aware of same, the Tenant will notify the Landlord of any damage to or deficiency or defect in any part of the Premises or the Building. The Tenant will not use or keep any device which might overload the capacity of any floor, wall, utility, electrical or mechanical facility or service in the Premises or the Building.

60.   The Tenant covenants with the Landlord that the landlord, its servants, agents and works men may enter and view the state of repair of the Premises and that the Tenant will repair the Premises according to notice in writing received from the Landlord, subject to the Landlord’s repair obligations. If the Tenant refuses or neglects repairs as soon as reasonably possible after written demand, the Landlord may, but will not be obligated to, undertake such repairs without liability to the Tenant for any loss or damage that may occur to the Tenant’s merchandise, fixtures or other property or the Tenant’s business by such reason, and upon such completion, the Tenant will pay, upon demand, as Additional Rent, to the Landlord’s cost of making such repairs plus fifteen percent (15%) of such cost for overhead and supervision.

6.1.   The Tenant will not make or have others make alteration, additions or improvements or erect or have others erect any partitions or install or have others install any trade fixtures, exterior signs, floor coverings, interior or exterior lighting, plumbing fixtures, shades, awnings, exterior decorations or make any changes to the Premises or otherwise without first obtaining the Landlord’s written approval thereto, such written approval not to be unreasonably withheld in the case of alterations, additions or improvements to the interior of the Premises.

62.   The Tenant will not install in or for the Premises any special locks, safes or apparatus for air – conditioning, cooling, heating, illuminating, refrigerating or ventilating the Premises without first obtaining the Landlord’s written approval thereto. Locks may not be added or changed without the prior written agreement of both the Landlord and the Tenant.

63.   When seeking any approval of the Landlord for Tenant repairs as required in this Lease, the Tenant will present to the Landlord plans and specifications of the proposed work which will be subject to the prior approval of the Landlord, not to be unreasonably withheld or delayed.

64.   The Tenant will promptly pay all contractors, material suppliers and works men so as to minimize the possibility of a lien attaching to the Premises or the Building. Should any claim of lien be made or filed the Tenant will promptly cause the same to be discharged.

65.   The Tenant will be responsible at its own expense to replace all electric light bulbs, tubes, ballasts or fixtures serving the Premises.

Landlord’s Repairs

66.   The Landlord covenants and agrees to affect at its expense repairs of a structural nature to the structural elements of the roof, foundation, outside walls, water heaters and plumbing, excluding the sinks and toilets of the Building, whether occasioned or necessitated by faulty workmanship, materials, improper installation, construction defects or settling, or otherwise, unless such repair is necessitated by the negligence of the Tenant, its servants, agents, employees or invitees, in which event the cost of such repairs will be paid by the Tenant together with an administration fee of fifteen percent (15%) for the Landlord’s overhead and supervision. The landlord warranties for the duration of 2010 (a six week period) that all refrigeration systems, heating and cooling systems, plumbing, electrical systems, and lighting are in good working order.

Care and Use of Premises

67.   The Tenant will promptly notify the Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Premises or to any furnishings supplied by the Landlord.

68.   The Tenant will not make (or allow to be made) any noise or nuisance, which, in the reasonable opinion of the Landlord, disturbs the comfort or convenience of other tenants.

69.   The Tenant will dispose of its trash in a timely, tidy, proper and sanitary manner.

70.   The Tenant will not engage in an illegal trade or activity on or about the Premises.

71.  The Landlord and Tenant will comply with standards of health, sanitation, fire, housing and safety as required by Law.

72.   The hallways, passages and stairs of the building in which the Premises are situated will be used for no purpose other than going to and from the Premises and the Tenant will not in any way encumber those areas with boxes, furniture or other material or place or leave rubbish in those areas and other areas used in common with any other tenant.

Surrender of Premises

73.   The Tenant covenants to surrender the Premises, at the expiration of the tenancy created in this Lease, in the same condition as the Premises were in upon delivery of possession under this Lease, reasonable wear and tear, damage by fire or the elements, and unavoidable casualty excepted, and agrees to surrender all keys for the Premises to The Landlord at the place then fixed for payment of rent and will inform the Landlord of all combinations to locks, safes and vaults, if any. All alterations, additions and improvements constructed or installed in the Premises and attached in any manner to the floor, wall or ceiling shall be surrendered with the Premises and will become the absolute property of the Landlord except to the extent that the Landlord required removal of such items. If the Tenant abandons the Premises or if this Lease is terminated before the proper expiration of the term due to a default on the part of the Tenant then, in such event, as of the moment of default of the Tenant all trade fixtures and furnishings of the Tenant (whether or not attached in any manner to the Premises) will, except to the extent the Landlord required to removal of such items, become and be deemed to be the property of the Landlord without indemnity to the Tenant and as liquidated damages in respect of such default without prejudice to any other tighter remedy of the Landlord. Notwithstanding that any trade fixtures, furnishings, alterations, additions, improvements or fixtures are or may become the property of the Landlord, the Tenant will immediately remove all or part of the same and will make good any damage caused to the Premises resulting from the installation or removal of such fixtures, all at the Tenant’s expense, should the Landlord so require by notice to the Tenant. If the Tenant, after receipt of such notice from the Landlord, fails to promptly remove any trade fixtures, furnishings, alterations, improvements and fixtures in accordance with such notice, the Landlord may enter into the Premises and remove from the Premises all or part of such trade fixtures, furnishings, alterations, additions, improvements and fixtures without any liability and at the expense of the Tenant, which expense will immediately be paid by the Tenant to the Landlord. The Tenant’s obligation to observe or perform the covenants contained in this Lease will survive the expiration or other termination of the term of this Lease.

Hazardous Materials

74.   The Tenant will not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire on the Premises or that might be considered hazardous by any responsible insurance company.

Rules and Regulations

75.   The Tenant will obey all rules and regulations posted by the Landlord regarding the use and care of the Building, parking lot, and other common facilities that are provided for the use of the Tenant in and the Building on the Premises.

Right to Show Premises

76.   The Tenant acknowledged that the Landlord or its agent will have the right to enter the Premises at all reasonable times to show them to prospective purchasers, encumbrances, lessees or assignees, and may also during the ninety days preceding the termination of the terms of this Lease, place upon the Premises the usual type of notice to the effect that the Premises are for rent or for sale, which notice the Tenant will permit to remain on them.

No Waiver

77.   No provision of this Lease will be deemed to have been waived by the Landlord unless a written waiver from the Landlord has been obtained and, without limiting the generality of the foregoing, no acceptance of rent subsequent to any default and no condoning, excusing or overlooking by the Landlord on previous occasions of any default nor any earlier written waiver will be taken to operate as a waiver by the Landlord or in any way to defeat or affect the rights and remedies of the Landlord.

Landlord’s Performance

78.   Notwithstanding anything to the contrary contained in this Lease, if the Landlord is delayed or hindered or prevented from the performance of any term, covenant or act required under this Lease by reason of strikes, labor troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion war, act of God or other reason, whether of a like nature or not, which is not the fault of the Landlord, then performance of such term, covenant or act will be excused for the period of the delay and the Landlord will be entitled to perform, such term, covenant or act within the appropriate time period after the expiration of the period of such delay.

Remedies Cumulative

79.   No reference to or exercise of any specific right or remedy by the Landlord will prejudice or preclude the Landlord from any other remedy whether allowed at law or in equity or expressly provided for in this Lease. No such remedy will be exclusive or dependent upon any other such remedy, but the Landlord may from time to time exercise any one or more such remedies independently or in combination.

Landlord May Perform

80.   If the Tenant fails to observe, perform or keep any of the provisions of this Lease to be observed, performed or kept by it and such failure is not rectified within the time limits specified in this Lease, the Landlord may, but will not be obliged to, at its discretion and without prejudice, rectify the default of the Tenant. The Landlord will have the right to enter the Premises for the purpose of correcting or remedying any default of the Tenant and to remain until the default has been corrected or remedied. However, any expenditure by the Landlord incurred in any correction of a default of the Tenant will not be deemed to waive or release the Tenant’s default or the Landlord’s right to lake any action as may be otherwise permissible under this Lease in the case of any default.

Real Estate Broker

81.   Tenant and Landlord both recognize _____________ n/a/ __________________________as the sole Broker who brought about the lease of the premises.

General Provisions

82.   This Lease will extend to and be binding upon inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each party to this Lease. All covenants are to be construed as conditions of this Lease.

83.   All sums payable by the Tenant to the Landlord pursuant to any provision of this Lease will be deemed to be Additional Rent and will be recovered by the Landlord as rental arrears.

84.   Where there is more than one Tenant executing this Lease, all Tenants are jointly and severally liable for each other’s acts, omissions and liabilities pursuant to this Lease.

85.   The Tenant will be charged an additional amount of $25.00 for each N.S.F. check or check returned by the Tenant’s financial institution.

86.   All schedules to this Lease are incorporated into and form an integral part of this Lease.

87.   Headings are inserted for the convenience of the parties only and not to be considered when interpreting this Lease. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

88.   This Lease may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

89.   This Lease will constitute the entire agreement between the Landlord and the Tenant. Any prior understanding or representation of any kind preceding the date of this Lease will not be binding on either party except to the extent incorporated in this Lease. In particular, no warranties of the Landlord not expressed in this Lease are to be implied.

IN WITNESS WHEREOF Margherita LaRussa and The Praetorian Group, Inc. duly affixed their signatures by duly authorized officers under seal on this 12 day of April 2018.

Margherita LaRussa

Witness:	By:	/s/ Margherita LaRussa

The Praetorian Group, Inc.

By :	/s/ Gerard Marrone
Gerard Marrone